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EXHIBIT 32.1

CERTIFICATION

        L. Patrick Gage, Interim Chief Executive Officer, and Andrew L. Guggenhime, Senior Vice President and Chief Financial Officer of PDL BioPharma, Inc. (the "Registrant"), each hereby certifies in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on his knowledge:

        (1)   The Annual Report on Form 10-K for the fiscal year ended December 31, 2007 of the Registrant, to which this certification is attached as an exhibit (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

        (2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

        A signed original of this written statement required by Section 906 will be provided to the Securities and Exchange Commission or its staff upon request.

Dated: March 13, 2008
By:
/s/ L. PATRICK GAGE L. Patrick Gage Interim Chief Executive Officer
/s/ ANDREW L. GUGGENHIME Andrew L. Guggenhime Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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  EXHIBIT 32.1
CERTIFICATION